UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 MARCH 11, 2010
                Date of Report (Date of earliest event reported)

                                  iPARTY CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                 001-15611                  76-0547750
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)            Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts     02026
    (Address of principal executive offices)          (Zip Code)

                                 (781) 329-3952
              (Registrant's telephone number, including area code)
              ----------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Incentive Compensation Plan
--------------------------------

     On March 11, 2010, the Board of Directors of iParty Corp. ("iParty"), based on the recommendation of the Compensation Committee, approved the 2010 Incentive Compensation Plan ("2010 Bonus Plan"). Pursuant to the terms of the 2010 Bonus Plan, each of the named executive officers is eligible to receive a bonus for 2010 of up to 20% of base salary if certain objective performance metrics are met. The performance metrics are weighted as follows: 25% of the bonus is dependent upon achievement of certain levels of growth in comparable store sales over 2009 levels, 25% of the bonus upon the achievement of certain levels of total sales and 50% of the bonus upon the achievement of certain levels of EBITDA (earnings before interest, taxes, depreciation and amortization). If iParty does not achieve a minimum level of performance for the particular metric, the named executive officer would not be eligible to receive a bonus amount with respect to that metric under the 2010 Bonus Plan.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     iPARTY CORP.

                                     By:     /s/ SAL PERISANO
                                          -----------------------
                                                Sal Perisano
                                         Chairman of the Board and
                                           Chief Executive Officer

Dated:  March 17, 2010